UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2014

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) James J. Schiro, a Director, the Lead Director and the Chair of the Corporate Governance, Nominating and Public Responsibilities Committee (the “Governance Committee”) of the Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (the “Company”), retired from the Board, effective July 23, 2014, due to personal health-related reasons.

Item 8.01	Other Events

The independent directors of the Board appointed Adebayo O. Ogunlesi, a Director and the previous Chair of the Risk Committee of the Board, as the new Lead Director, and the independent directors of the Board recommended, and the Board approved, the appointment of Mr. Ogunlesi as the new Chair of the Governance Committee. The independent directors of the Board recommended, and the Board approved, the appointment of M. Michele Burns, a Director and the previous Chair of the Audit Committee of the Board, to replace Mr. Ogunlesi as the Chair of the Risk Committee and Peter Oppenheimer, a Director of the Board, to replace Ms. Burns as Chair of the Audit Committee. Each of the appointments were effective upon Mr. Schiro’s retirement from the Board.

On July 24, 2014, the Company issued two press releases announcing these changes. The press releases are being furnished as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K. Each of Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

99.1	Press Release issued by The Goldman Sachs Group, Inc., dated July 24, 2014.

99.2	Press Release issued by The Goldman Sachs Group, Inc., dated July 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: July 25, 2014	By:	/s/ Gregory K. Palm
Name: Gregory K. Palm
Title: Executive Vice President and General Counsel